As filed with the Securities and Exchange Commission on May 9, 2016
Registration No. 333-
________________________________________________________________________________________________________________________________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

MGIC INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Wisconsin	39-1486475
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
(414) 347-6480
____________________________

(Address, including zip code, and
telephone number, including area code, of
registrant’s principal executive offices)

Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary
MGIC Investment Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
(414) 347-6480

(Name, address, including zip code,
and telephone number, including area code,
of agent for service)

with a copy to:
Benjamin F. Garmer, III
Patrick G. Quick
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
(414) 271-2400
____________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price	Amount of registration fee
Senior Debt Securities	(1)
Subordinated Debt Securities	(1)
Common Stock, $1.00 par value	(1)
Common Share Purchase Rights (2)	(1)
Preferred Stock, $1.00 par value	(1)
Depositary Shares	(1)
Warrants	(1)
Stock Purchase Contracts	(1)
Stock Purchase Units	(1)
Total	(1)

(1)
This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder such indeterminate number of shares of common stock or amount of debt securities or other securities as shall be issuable upon conversion or exercise of any securities that provide for that issuance.

(2)
The common share purchase rights are attached to and traded with the shares of common stock being registered.  The value attributable to the common share purchase rights, if any, is reflected in the value attributable to the common stock.

PROSPECTUS

MGIC INVESTMENT CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

We may offer these securities in amounts, at prices and on terms determined at the time of offering.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may add, update or change information contained in this prospectus. Our common stock is traded on the New York Stock Exchange under the symbol “MTG.”

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

You should read this prospectus, any supplement and any other offering material carefully before you invest.

See “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if applicable, and in any applicable prospectus supplement or other offering material or in such other document to which we refer you in the applicable prospectus supplement or other offering material for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2016.

Limitations on Ownership of our Voting Securities

MGIC Investment Corporation owns Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation, both of which are insurance companies domiciled in Wisconsin. Wisconsin’s insurance regulations generally provide that no person may acquire control of us unless the transaction in which control is acquired has been approved by the Office of the Commissioner of Insurance for the State of Wisconsin (the “OCI”). The regulations provide for a rebuttable presumption of control when a person directly or indirectly owns or has the right to vote more than 10% of the voting securities. In addition, the insurance regulations of other states in which Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation are licensed insurers require notification to the state’s insurance department a specified time before a person acquires control of us. If regulators in these states disapprove the change of control, our licenses to conduct business in the disapproving states could be terminated. In addition, the OCI may seize securities owned by a person who has or is proposing to acquire securities in violation of the Wisconsin statute. Accordingly, any investor that may through its ownership, and the ownership of affiliates or other third parties whose holdings are required to be aggregated with those of such investor, of common stock or other securities that are considered to be voting securities be deemed to own more than 10% of MGIC Investment Corporation’s common stock, should consult with its legal advisors to ensure that it complies with applicable requirements of applicable law.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “our company,” “we,” “us,” “our” or “ours” refer to MGIC Investment Corporation and its consolidated subsidiaries.  References to “MGIC” refer to Mortgage Guaranty Insurance Corporation and references to “MIC” refer to MGIC Indemnity Corporation.  MGIC and MIC are our primary insurance subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material, together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making offers to sell or soliciting offers to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material may contain forward-looking statements. Forward-looking statements consist of statements which relate to matters other than historical fact, including matters that inherently refer to future events. Among others, statements that include words such as "believe," "anticipate," "will," or "expect" or words of similar import, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risk factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include those listed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if applicable, and in any applicable prospectus supplement or other offering material or in such other document to which we refer you in the applicable prospectus supplement or other offering material. The forward-looking statements included in this prospectus, any applicable prospectus supplement and any other offering material, or in the documents incorporated by reference herein or therein, are made only as of the date of the prospectus, applicable prospectus supplement, other offering material or incorporated document. We assume no obligation, and disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

We are a holding company and through wholly-owned subsidiaries we provide private mortgage insurance. In 2015, our net premiums written were $1.0 billion and our primary new insurance written was $43.0 billion. As of March 31, 2016, our direct primary insurance in force was $175.0 billion and our direct primary risk in force was

$45.6 billion. As of March 31, 2016, our principal mortgage insurance subsidiary, MGIC, was licensed in all 50 states of the United States, the District of Columbia, Puerto Rico and Guam. During 2015, we wrote new insurance in each of those jurisdictions. In addition to mortgage insurance on first mortgage loans, we, through subsidiaries other than MGIC, provide lenders with various underwriting and other services and products related to home mortgage lending.

We are a Wisconsin corporation. Our principal office is located at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, and our telephone number is 414-347-6480.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable Prospectus Supplement and/or other offering material.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended	Years Ended December 31,
	March 31, 2016	2015	2014	2013	2012	2011

Ratios of earnings to fixed charges	8.0	8.0	4.6	0.4	(1)	(1)
_______________________

(1)
Total earnings were insufficient to cover fixed charges by $928.6 million and $484.3 million in 2012 and 2011, respectively. Total net loss includes net losses incurred of $2.1 billion and $1.7 billion in 2012 and 2011, respectively.

For purposes of computing the ratios of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and the interest component of rent expense.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

DESCRIPTION OF DEBT SECURITIES

We may issue senior or subordinated debt securities, which we collectively refer to as “debt securities.” The following describes general terms that apply to the debt securities. We will describe the particular terms of any debt securities more specifically in a prospectus supplement and, where applicable, pricing supplement or other offering material relating to those debt securities.

We will issue the senior debt securities under an indenture between us and U.S. Bank National Association, as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. We will issue the subordinated debt securities under a subordinated indenture entered into between us and a trustee that we expect will substantially be in the form which is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus.

We summarize below selected provisions of the indentures. Since this is only a summary, it does not contain all of the information that may be important to you. Unless the parenthetical section references in this prospectus identify either the senior indenture or the subordinated indenture, the references are to sections of both of the indentures. We encourage you to read the indentures.

 General

Neither indenture limits the aggregate principal amount of debt securities which we may issue and both provide that we may issue debt securities thereunder from time to time in one or more series. (Section 3.1). The senior indenture does not limit the amount of other indebtedness or debt securities, other than some secured indebtedness as described below, which we or our subsidiaries may issue. The subordinated indenture does not limit the amount of other indebtedness or debt securities, which we or our subsidiaries may issue. Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series. (Section 3.1).

Unless we otherwise provide in an applicable prospectus supplement or other offering material, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Unless we otherwise provide in an applicable prospectus supplement or other offering material, the subordinated debt securities will rank as set forth in the section titled “Subordination” below.

We are a holding company and we conduct our operations through subsidiaries. The payment of dividends from our insurance subsidiaries, which prior to raising capital in the public markets in 2008, 2010 and 2013 had been the principal source of our holding company cash inflow, is restricted by insurance regulation. MGIC is the principal source of dividend-paying capacity and OCI authorization is required for MGIC to pay dividends. MGIC did not paid any dividends to our holding company from 2009-2015. However, in the first quarter of 2016, the OCI authorized MGIC to pay, and in April 2016 MGIC paid, a dividend of $16 million to our holding company. We expect to continue to receive quarterly dividends. We discuss these dividend restrictions and differences between statutory accounting principles and generally accepted accounting principles in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is one of the documents we hereby incorporate by reference. See “Where You Can Find More Information.”

Contractual provisions, insurance and other laws and regulations, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain the cash required to pay our obligations, including payments on our debt securities. The debt securities will be effectively subordinated to the obligations of our subsidiaries, including claims with respect to insured policies. This means that holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Terms.  We will describe in a prospectus supplement or other offering material the following terms of the debt securities offered by that supplement or material:

·	the title of the debt securities and the series in which those debt securities are included;

·	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

·	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

·	the date or dates on which we must pay principal;

·	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

·	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

·	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

·	the terms and conditions on which we may, or may be required to, redeem the debt securities;

·	the terms and conditions of any sinking fund;

·	if other than denominations of $1,000 and integral multiples thereof, the denominations in which we may issue the debt securities;

·	the amount we will pay if the maturity of the debt securities is accelerated;

·	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

·	any addition to or changes in the events of default or covenants that apply to the debt securities;

·	whether the debt securities will be defeasible; and

·	any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities. (Section 3.1).

Payments.  Unless we state otherwise in an applicable prospectus supplement or other offering material, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. We will pay interest on debt securities issued in registered form on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment date. We will name in an applicable prospectus supplement or other offering material all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable. (Sections 3.7 and 10.2).

Registration, Transfer and Exchange.  Unless we state otherwise in an applicable prospectus supplement or other offering material, holders of debt securities may present debt securities for transfer or exchange debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount at the office or agency we maintain for that purpose. That office will initially be the corporate trust office of the trustee. The debt securities must be duly endorsed or accompanied by a written instrument of transfer if we or the security registrar so require. We will not require any service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or other expenses payable in connection with the transfer or exchange. We will not be required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of such mailing or register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Unless we state otherwise in the applicable prospectus supplement, the trustee will be the initial security registrar for each series of debt securities. (Section 3.5). We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable. (Section 10.2).

Denominations; Global Securities.  Unless we state otherwise in an applicable prospectus supplement or other offering material, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. (Section 3.2). The debt securities may be represented in whole or in part by one or more global debt securities. We will register each global security in the name of a depositary or its nominee. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below.

Limited Restrictions on Additional Indebtedness.  Unless we state otherwise in an applicable prospectus supplement or other offering material, and other than as described below under “- Limitations on Liens on Stock of Designated Subsidiaries in the Senior Indenture” (although the restriction described below may be made inapplicable if so stated in an applicable prospectus supplement or other offering material), neither indenture limits our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us.

Certain Restrictions in the Senior Indenture

For purposes of the lien limitation and sales of capital stock restrictions described below and this definition, a “subsidiary” is an entity of which more than 50% of the interests entitled to vote in the election of directors or managers is owned by any combination of us and our subsidiaries.

 Limitations on Liens on Stock of Designated Subsidiaries in the Senior Indenture.  Unless this restriction is made inapplicable as stated in an applicable prospectus supplement or other offering material, neither we nor any of our subsidiaries will be permitted to create, assume, incur or permit to exist any indebtedness secured by any lien on the capital stock of any designated subsidiary unless the senior debt securities (and, if we so elect, any other indebtedness of ours that is not subordinate to the senior debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) are secured equally and ratably with this indebtedness for at least the time period this other indebtedness is so secured. (Section 10.5).

“Designated subsidiary” means any present or future consolidated subsidiary of ours, the consolidated shareholder’s equity of which constitutes at least 15% (or such other higher percentage as may be specified in an applicable prospectus supplement or other offering material) of our consolidated shareholders’ equity. As of March 31, 2016, our designated subsidiaries under such 15% threshold were MGIC and MGIC Reinsurance Corporation of Wisconsin.

“Indebtedness” means, with respect to any person, for purposes of this covenant:

·
the principal of and any premium and interest on, indebtedness of the person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person is responsible or liable;

·	all capitalized lease obligations of that person;

·	all obligations of that person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement;

·
all obligations of that person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to some letters of credit securing obligations entered into in the ordinary course of business);

·	all obligations of the type referred to above of other persons and all dividends of other persons of which that person is responsible or liable as obligor, guarantor or otherwise;

·
all obligations of the type referred to above of other persons secured by any lien on any property or asset of that person, the amount of this obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

·	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above. (Section 1.1).

Limitations on Sales of Capital Stock of Designated Subsidiaries in the Senior Indenture.  Unless this restriction is made inapplicable as stated in an applicable prospectus supplement or other offering material, neither we nor any of our designated subsidiaries will be permitted to issue, sell, transfer or dispose of capital stock of a designated subsidiary, except to us or one of our subsidiaries that agrees to hold the transferred shares subject to the terms of this sentence, unless we dispose of the entire capital stock of the designated subsidiary at the same time for cash or property which, in the opinion of our board of directors, is at least equal to the fair value of the capital stock. (Section 10.6).

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us, unless:

·
if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States or any state and assumes our obligations under the debt securities;

·	immediately after the transaction, no event of default occurs and continues; and

·	we meet other conditions specified in the indenture. (Section 8.1).

Modification and Waiver

We and the applicable trustee may modify and amend an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under that indenture. However, without the consent of each holder, we cannot modify or amend the applicable indenture in a way that would:

·	change the stated maturity of the principal of, or any premium or installment of interest on or payment of any additional amounts under, any debt security;

·	reduce the principal amount of, or the interest rate on, any debt security;

·	reduce the principal payable upon acceleration, or provable in bankruptcy, of any debt security issued with original issue discount;

·	change the redemption provisions or adversely affect the right of prepayment of any debt security;

·	change the place or currency of payment of principal or interest on any debt security;

·	impair the right to sue to enforce any payment on any debt security after it is due;

·	reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indenture, to waive compliance with some requirements of the indenture or some defaults or reduce the quorum requirements of meetings of holders of debt securities;

·	modify the provisions of the indenture summarized in this paragraph; or

·	make any change that adversely affects the rights to convert or exchange any debt securities. (Section 9.2).

The holders of a majority in aggregate principal amount of outstanding debt securities of any series may waive our compliance with some restrictive covenants of the applicable indenture with respect to the outstanding debt securities of that series. (Section 10.8 of the senior indenture and Section 10.6 of the subordinated indenture). The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture with respect to outstanding debt securities of that series. This waiver will be binding on all holders of debt securities of that series. However, these holders may not waive a default in the payment of principal or of premium or interest on any debt security of that series or in respect of a provision of the applicable indenture that cannot be modified or amended without each holder’s consent. (Sections 5.8 and 5.13).

Events of Default

Each of the following will be an event of default with respect to a series of debt securities:

·	default for 30 days in the payment of any interest on any debt security of that series;

·	default in the payment of principal or any premium on any debt security of that series;

·	default in the deposit of any sinking fund payment with respect to that series;

·
default in the performance of any other covenant or warranty in the applicable indenture or the securities of that series that continues for 60 days (or such higher number of days, for all covenants and warranties or with respect to one or more particular covenants or warranties, as may be specified in an applicable prospectus supplement or other offering material) after written notice of such default by the trustee or holders of at least 25% of the outstanding principal amount of that series; and

·	specified events in bankruptcy, insolvency or reorganization. (Section 5.1).

In addition, under the senior indenture, a failure to pay when due at maturity or a default that results in the acceleration of maturity of any other debt of ours or our designated subsidiaries in an aggregate amount of $40 million or more (or such higher amount as may be specified in an applicable prospectus supplement or other offering material) is also an event of default, unless the acceleration is rescinded, stayed or annulled, or, in the case of debt we are contesting in good faith, we set aside a bond, letter of credit, escrow deposit or other cash equivalent sufficient to discharge the debt within 30 days after written notice of default is given to us by the trustee or holders of not less than 25% in principal amount of the outstanding debt securities of the series in default. (Section 5.1 of the senior indenture).

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the applicable indenture. (Section 10.9 of the senior indenture and Section 10.7 of the subordinated indenture). The trustee may withhold notice of any default to the holders of debt securities of any series, except a default on principal or interest payments on debt securities of that series, if it considers it in the interest of the holders to do so. (Section 6.3).

If an event of default occurs and continues, then either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us and, if given by the holders, to the trustee. Upon any declaration of default, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul the acceleration. (Section 5.2).

Except for some duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders unless the holders offer the trustee reasonable security or indemnity. (Section 6.2). If the holders provide this security or indemnity, then the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series. (Section 5.12).

No holder of a debt security may bring any lawsuit or other proceeding with respect to the applicable indenture or for any remedy under the indenture unless the holder first gives the trustee written notice of a continuing event of default, the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity and the trustee fails to institute the proceeding for 60 days after the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request. (Section 5.7). However, the holder of any debt security has the absolute right to receive payment of the principal of and any premium or interest on the debt security on or after the stated due dates and to take any action to enforce any payment of principal of and any interest on the debt security. (Section 5.8).

Discharge, Defeasance and Covenant Defeasance

We may discharge some obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable, will become due and payable within one year or are scheduled for redemption within one year by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on the debt securities to the date of deposit, if the debt securities have become due and payable, or to the maturity date, as the case may be. (Section 4.1).

Unless we state in the applicable prospectus supplement or other offering material that the following provisions do not apply to the debt securities of that series, we may elect either:

·
to defease and be discharged from all obligations with respect to the debt securities, except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of some events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust, also referred to as defeasance; or

·
to be released from our obligations under the applicable indenture with respect to the debt securities under some covenants as we describe in the prospectus supplement or other offering material, and our failure to comply with these obligations will not constitute an event of default with respect to the debt securities, also referred to as covenant defeasance. (Section 4.2).

If we make either election, then the subordinated indenture’s provisions relating to subordination will cease to be effective.

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. (Section 4.2).

Such a trust may be established for senior debt securities only if, among other things:

·
the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

·
no event of default, or event which with notice or lapse of time would become an event of default, has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

·
we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture. (Section 4.2).

 Such a trust may be established for subordinated debt securities only if, among other things, all of the foregoing has been met and, in addition:

·	no default in the payment of any principal of or premium or interest on any senior indebtedness has occurred and continues;

·	no event of default with respect to any senior indebtedness has resulted in such indebtedness becoming due and payable prior to the date on which it would otherwise have become due and payable; and

·
no other event of default with respect to any senior indebtedness has occurred and continues, permitting the holders of such senior indebtedness, or a trustee on behalf of such holders, to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 4.2 of the subordinated indenture).

Governing Law

The indentures and the debt securities are governed by and will be interpreted under the laws of the State of New York. (Section 1.13).

Information Concerning the Trustee

Subject to the provisions of the Trust Indenture Act of 1939, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities which might result. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. (Section 6.2).

U.S. Bank National Association, the trustee under the senior indenture, is a customer of MGIC, and we maintain other relationships with U.S. Bank.

Subordination

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate to the prior indefeasible payment in full in cash of all senior indebtedness. (Section 16.2 of the subordinated indenture).

The term “senior indebtedness” is defined as:

·
all of our indebtedness, whether outstanding on the date of the issuance of the subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note, bond, indenture or similar instrument (such indebtedness in this definition is referred to as “Indebtedness”);

·	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

·	all of our reimbursement obligations with respect to any letter of credit, banker’s acceptance, security purchase facility or similar credit transactions;

·	all of our conditional sales agreements or agreements or obligations to pay deferred purchase prices, other than in the ordinary course of business;

·
all of our obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect against fluctuations in interest rates or foreign exchange rates;

·	all obligations of the types referred to in the clauses above of another person, the payment of which we are responsible or liable for as obligor, guarantor or otherwise; and

·	amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.

unless the instrument creating or evidencing these obligations provides that these obligations are not senior or prior in right of payment to the subordinated debt securities. Notwithstanding anything to the contrary in the foregoing, “senior indebtedness” will not include:

·
trade accounts payable or indebtedness incurred for the purchase of goods, materials or property in the ordinary course of business, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business,

·	any indebtedness which by its terms is expressly made pari passu with or subordinated to the subordinated debt securities,

·	obligations that we owe to our subsidiaries,

·	the Indebtedness of ours that is the 9% Convertible Junior Subordinated Debentures issued under the indenture dated as of March 28, 2008, as the same may be amended or modified from time to time, or

·
any of our Indebtedness (and any accrued and unpaid interest in respect of such Indebtedness) which by its terms is subordinate or junior in right of payment and similar matters to any other Indebtedness of ours unless such Indebtedness is expressly made senior to the subordinated debt securities (in which event such Indebtedness shall be “senior indebtedness” with the same effect as if expressly listed above); for the avoidance of doubt, it is understood that any Indebtedness that is subordinate or junior in right of payment and similar matters to any other Indebtedness of our but is not expressly made senior to the subordinated debt securities shall be pari passu with the subordinated debt securities.

The prospectus supplement or other offering material relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series including:

·
the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings; and

·
the applicability and effect of such provisions in the event of specified defaults with respect to any senior indebtedness, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities.

The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the applicable prospectus supplement or other offering material will not be construed as preventing the occurrence of an event of default with respect to the subordinated debt securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the subordinated debt securities as described under “Discharge, Defeasance and Covenant Defeasance.”

DESCRIPTION OF CAPITAL STOCK

 The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Because this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation, by-laws and rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, $1.00 par value per share. We will disclose in an applicable prospectus supplement and/or offering material the number of shares of our common stock then outstanding.

Common Stock

All of our issued and outstanding shares are, and the shares to be issued pursuant to this prospectus will be, fully paid and nonassessable.

We are a holding company and prior to raising capital in the markets in 2008, 2010 and 2013 our principal source of cash was dividends from MGIC. Under applicable state insurance law, the amount of cash dividends and other distributions that can be paid from MGIC and our other insurance subsidiaries may be restricted. We describe these restrictions in general terms in the note to our consolidated financial statements that discusses dividend restrictions. We also discuss in the note to our consolidated financial statements that discusses statutory capital the differences between generally accepted accounting principles and statutory insurance accounting principles. One of the insurance law dividend restriction tests is based on statutory policyholders’ surplus, which is computed under statutory accounting principles by counting items as liabilities that are not counted as liabilities under generally accepted accounting principles. We discuss these restrictions and differences in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is one of the documents we incorporate by reference into this prospectus. See “Where You Can Find More Information.”

The holders of our common stock will be entitled to receive and share equally in any dividends as may be declared by our board of directors out of funds legally available for dividends. If we issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends. Also, because we are a holding company, our rights and the rights of our creditors, including the holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Except as provided under Wisconsin law and except as may be determined by our board of directors with respect to any series of preferred stock, only the holders of our common stock will be entitled to vote for the election of members of our board of directors and on all other matters. Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareholders, subject to Section 180.1150 of the Wisconsin Business Corporation Law. Please see “Certain Statutory Provisions - Control Share Voting Restrictions.” Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected.

All shares of our common stock are entitled to participate equally in distributions in liquidation, subject to the prior rights of any preferred stock that may be outstanding. Holders of our common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock.

Common Share Purchase Rights

On July 22, 1999, our board of directors declared a dividend of one common share purchase right for each outstanding share of common stock. Pursuant to the shareholder rights agreement, as amended and restated through July 23, 2015, under which the rights were issued, each right entitles the registered holder to purchase from us one-tenth of one common share for $45.00 per full common share (equivalent to $4.50 for each one-tenth of a share), subject to adjustment, once the rights become exercisable.

The rights will not be exercisable until the earlier to occur of (1) 10 days after the public announcement, or our board of directors concluding, that a person or group has become an acquiring person or (2) 10 business days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person (the earlier of such dates being called the "distribution date"), and until that time, the certificates (or book entries) that represent common stock will also evidence the rights. An "acquiring person" is any person that becomes a beneficial owner of 5% or more of our common stock, subject to certain exceptions.

If there is a distribution date, then each right, subject to certain limitations, will entitle its holder to purchase, for $45.00, common shares with a market value of $90.00, based on the market price of the common shares prior to the distribution. Subject to extension, the rights will expire on the earliest to occur of (i) August 1, 2018, (ii) the time at which the rights are redeemed as provided in the shareholder rights agreement; (iii) the time at which the rights are exchanged as provided in the shareholder rights agreement; (iv) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, if our board of directors determines that the shareholder rights agreement is no longer necessary for the preservation of certain tax benefits, including our net operating loss carryovers, that would have been affected by such section; and (v) the beginning of our taxable year to which our board of directors determines that no such tax benefits may be carried forward.  The rights are redeemable at a price of $0.001 per right at any time prior to the time a person becomes an acquiring person. With certain specific exceptions, our board of directors may amend the rights in any respect without the consent of the holders of the rights.

Preferred Stock

Shares of our preferred stock may be issued with such designations, preferences, limitations and relative rights as our board of directors may from time to time determine. Our board of directors may, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock. In connection with the amendment of our articles of incorporation that authorized preferred stock, our board of directors and management represented that they will not issue, without prior shareholder approval, preferred stock (1) for any defensive or anti-takeover purpose, (2) to implement any shareholder rights plan, or (3) with features intended to make any attempted acquisition of our company more difficult or costly. No preferred stock will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

·	the series, the number of shares offered and the liquidation value of the preferred stock;

·	the price at which the preferred stock will be issued;

·	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

·	the liquidation preference of the preferred stock;

·	the voting rights of the preferred stock;

·	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

·	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

·	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

·	restricting dividends on the common stock;

·	diluting the voting power of the common stock;

·	impairing the liquidation rights of the common stock; and

·	delaying or preventing a change in control of our company.

Statutory Provisions

Business Combination Statute.  Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law regulate a broad range of “business combinations” between a “resident domestic corporation” and an “interested shareholder.” A “business combination” is defined to include any of the following transactions:

·	a merger or share exchange;

·
a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to 5% or more of the market value of the stock or consolidated assets of the resident domestic corporation or 10% of its consolidated earning power or income;

·	the issuance or transfer of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock of the resident domestic corporation;

·	the adoption of a plan of liquidation or dissolution; or

·	certain other transactions involving an interested shareholder.

A “resident domestic corporation” is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Securities Exchange Act of 1934 and that, as of the relevant date, satisfies any of the following:

·	its principal offices are located in Wisconsin;

·	it has significant business operations located in Wisconsin;

·	more than 10% of the holders of record of its shares are residents of Wisconsin; or

·	more than 10% of its shares are held of record by residents of Wisconsin.

We are a resident domestic corporation for purposes of these statutory provisions.

An interested shareholder is defined to mean a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a resident domestic corporation or who is an affiliate or associate of the resident domestic corporation and beneficially owned 10% of the voting power of its then outstanding voting stock within the last three years.

Under this law, we cannot engage in a business combination with an interested shareholder for a period of three years following the date such person becomes an interested shareholder, unless our board of directors approved the business combination or the acquisition of the stock that resulted in the person becoming an interested shareholder, in each case before such acquisition of stock. We may engage in a business combination with an interested shareholder after the three-year period with respect to that shareholder expires only if one or more of the following conditions is satisfied:

·	our board of directors approved the acquisition of the stock that resulted in the person becoming an interested shareholder prior to such acquisition;

·	the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder; or

·	the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

Fair Price Statute.  Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law also regulates certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a significant shareholder (or, in certain cases, an affiliate of the significant shareholder) and a resident domestic corporation such as us. A “significant shareholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the outstanding voting stock of the resident domestic corporation, or is an affiliate of the resident domestic corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the resident domestic corporation within the last two years. Any such transaction must be approved by 80% of the voting power of the resident domestic corporation’s stock and at least two-thirds of the voting power of its stock not beneficially owned by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met:

·	the aggregate value of the per share consideration is at least equal to the highest of:

·	the highest price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

·
the market value of the corporation’s shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher; or

·	the highest preferential liquidation or dissolution distribution to which holders of the shares would be entitled; and

·	the consideration is to be received in either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares previously acquired by it.

Control Share Voting Restrictions.  Under Section 180.1150 of the Wisconsin Business Corporation Law, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person or group of persons acting together in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the resident domestic corporation, in certain specified transactions, or in a transaction in which the corporation’s shareholders have approved restoration of the full voting power of the otherwise restricted shares. Our articles do not provide otherwise.

Defensive Action Restrictions.  Section 180.1134 of the Wisconsin Business Corporation Law provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. This statute requires shareholder approval for the corporation to do either of the following:

·
acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares; or

·
sell or option assets of the corporation which amount to 10% or more of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

We currently have more than three independent directors. The foregoing restrictions may have the effect of deterring a shareholder from acquiring our shares with the goal of seeking to have us repurchase such shares at a premium over market price.

Insurance Regulations.  Wisconsin’s insurance statutes and regulations generally provide that no person may acquire control of us unless the transaction in which control is acquired has been approved by the OCI. The regulations provide for a rebuttable presumption of control when a person directly or indirectly owns or has the right to vote more than 10% of the voting securities. In addition, the insurance regulations of other states in which MGIC and MIC are licensed insurers require notification to the state’s insurance department a specified time before a person acquires control of us. If such states disapprove the change of control, our licenses to conduct business in the disapproving states could be terminated. In addition, the OCI may seize securities owned by a person who has or is proposing to acquire securities in violation of the Wisconsin statute.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest of a share of preferred stock as described in the applicable prospectus supplement or other offering material.

Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement and/or other offering material. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

·
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

·
the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

·
the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

·	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

·	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

·	U.S. federal income tax consequences applicable to such warrants;

·	the number of warrants outstanding as of the most recent practicable date; and

·	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and, as security for the holders obligation to purchase the common stock or other securities, debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

·	if applicable, a discussion of material U.S. federal income tax considerations; and

·	any other information we think is important about the stock purchase contracts or the stock purchase units.

LEGAL OWNERSHIP AND BOOK ENTRY ISSUANCE

Unless otherwise stated in an applicable prospectus supplement or other offering material, securities will be issued in the form of one or more global certificates, or global securities, registered in the name of a depositary or its nominee. Unless otherwise stated in an applicable prospectus supplement or other offering material, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form, in each case for credit to accounts of direct or indirect participants in DTC as described below. Beneficial interests in the global securities may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC). No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as stated below or in an applicable prospectus supplement or other offering material. Unless definitive securities are issued under the limited circumstances described below,

·	all references in this prospectus to actions by holders of securities issued in global form refer to actions taken by DTC upon instructions from its participants; and

·	all references to payments and notices to holders refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has informed us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, and that it was created to hold securities for its participating organizations and to facilitate clearance and settlement of securities transactions among its participants through electronic book-entry. This eliminates the need for physical movement of certificates. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants (including Euroclear and Clearstream). Investors in the global securities who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Clearstream Banking, S.A.  All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

Under a book-entry format, holders may experience some delay in their receipt of payments, as these payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward these payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, warrant agent or unit agent as registered holders of the securities entitled to the benefits of our restated certificate of incorporation, as amended, and/or the applicable indenture, deposit agreement, warrant agreement, purchase contract agreement or unit agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures governing DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from participants. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because DTC can act only on behalf of participants, the ability of a beneficial owner of securities issued in global form to pledge those securities to non-participants may be limited due to the unavailability of physical certificates for these securities. Beneficial owners may also be unable to sell interests in their securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under its certificate of incorporation or the relevant indenture, deposit agreement, warrant agreement, purchase contract agreement or unit agreement only at the direction of one or more participants to whose accounts with DTC those securities are credited.

Unless otherwise stated in the applicable prospectus supplement or other offering material, a global security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

·
DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when it is required to be so registered;

·
We execute and deliver to the relevant registrar, transfer agent, trustee, depositary, warrant agent and/or unit agent an order complying with the requirements of our articles of incorporation, as amended, and amended and restated bylaws or the relevant indenture, deposit agreement, warrant agreement, purchase contract agreement and/or unit agreement that this global security shall be so exchangeable; or

·
there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of

·	notice or lapse of time, or both, would constitute an event of default with respect to those debt securities.

In these circumstances, the global security will be exchangeable for securities registered in the names that DTC directs.

DTC will generally not be required to notify its participants of the availability of definitive securities. When DTC surrenders the global security and delivers instructions for re-registration, the registrar, transfer agent, trustee, depositary, warrant agent or unit agent, as the case may be, will reissue the securities as definitive securities.

Except as described above, a global security may not be transferred except as a whole to DTC or another nominee of DTC, or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security unless the beneficial interest is in an amount equal to an authorized denomination for those securities.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of MGIC Investment Corporation, the trustees, any depositary, any agent or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-10816). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov or on our website located at http://mtg.mgic.com.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

·	incorporated documents are considered part of this prospectus;

·	we are disclosing important information to you by referring you to those documents; and

·	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

·	our annual report on Form 10-K for the year ended December 31, 2015;

·	our quarterly report on Form 10-Q for the quarter ended March 31, 2016;

·	our current report on Form 8-K filed with the SEC on February 11, 2016.

·	the description of our common stock contained in our Registration Statement on Form 8-A, dated July 25, 1991, and any amendment or report updating that description; and

·	the description of our common share purchase rights contained in our Registration Statement on Form 8-A/A dated July 24, 2015, and any amendment or report updating that description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices:

MGIC Investment Corporation
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
(414) 347-6480
Attention: Secretary

You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

Foley & Lardner LLP will pass upon the validity of the securities offered pursuant to this prospectus for us.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered.

Securities and Exchange Commission registration fee		$(1)
Printing expenses		(2)
Accounting fees and expenses		(2)
Legal fees and expenses		(2)
Blue sky filing and counsel fees		(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)		(2)
Total	$

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

(2)
Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Wisconsin Business Corporation Law and the Registrant’s Amended and Restated Bylaws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses in connection with a proceeding to which he or she is a party because he or she is a director or officer of the Registrant (1) to the extent such officers or directors are successful in the defense of a proceeding and (2) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. A director or officer is also entitled to indemnification and advancement of expenses incurred while acting as a witness in a proceeding because he or she is a director or officer of the Registrant (until the director is a party, or is threatened to be made a party, to the proceeding). The Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

Under the Registrant’s Amended and Restated Bylaws, expenses for the defense of any action for which indemnification may be available must be advanced by the Registrant upon request of a director or officer under certain circumstances.

The indemnification provided by the Wisconsin Business Corporation Law and the Registrant’s Amended and Restated Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The Registrant also maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933.

Item 16. EXHIBITS

The exhibits listed in the accompanying exhibit index are filed or incorporated by reference as part of this registration statement.

Item 17. UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b. The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 9, 2016.

MGIC INVESTMENT CORPORATION

By:	/s/ Patrick Sinks
Patrick Sinks
Chief Executive Officer

Each person whose individual signature appears below hereby authorizes and appoints Patrick Sinks, Timothy J. Mattke and Jeffrey H. Lane, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead to execute in the name and on behalf of each person, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 9, 2016.

/s/ Patrick Sinks	Chief Executive Officer and Director
Patrick Sinks	(Principal Executive Officer)

/s/ Timothy J. Mattke	Executive Vice President and Chief Financial Officer
Timothy J. Mattke	(Principal Financial Officer)

/s/ Julie K. Sperber	Vice President, Controller and Chief Accounting Officer
Julie K. Sperber	(Principal Accounting Officer)

/s/ Daniel A. Arrigoni
Daniel A. Arrigoni	Director

/s/ Cassandra C. Carr
Cassandra C. Carr	Director

/s/ C. Edward Chaplin
C. Edward Chaplin	Director

/s/ Curt S. Culver
Curt S. Culver	Director

S-1

/s/ Timothy A. Holt
Timothy A. Holt	Director

/s/ Kenneth M. Jastrow, II
Kenneth M. Jastrow, II	Director

/s/ Michael E. Lehman
Michael E. Lehman	Director

/s/ Donald T. Nicolaisen
Donald T. Nicolaisen	Director

/s/ Gary A. Poliner
Gary A. Poliner	Director

/s/ Mark M. Zandi
Mark M. Zandi	Director

S-2

EXHIBIT INDEX

Exhibit
Number	Document Description
1.1	Form of Equity Underwriting Agreement. [1]

1.2	Form of Debt Underwriting Agreement. [1]

4.1	Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and incorporated herein by reference).

4.2	Amended and Restated Bylaws, as amended (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 25, 2014, and incorporated herein by reference).

4.3
Amended and Restated Rights Agreement, dated as of July 23, 2015, between MGIC Investment Corporation and Wells Fargo Bank, National Association, which includes as Exhibit A thereto the Form of Right Certificate, as Exhibit B thereto the Summary of Rights to Purchase Common Shares, and as Exhibit C thereto the Form of Representation and Request Letter (filed as Exhibit 4.1 to the Company’s Amendment No. 8 to Registration Statement on Form 8-A/A filed on July 24, 2015, and incorporated herein by reference).

4.4
Indenture, dated as of October 15, 2000, between MGIC Investment Corporation and U.S. Bank National Association, as successor Trustee (filed as Exhibit 4.1 to the Form 8-K filed October 19, 2000, and incorporated herein by reference).

4.5	Form of Subordinated Indenture (filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (Reg. No. 333-15769) filed March 4, 2009, and incorporated herein by reference).

4.6	Form of Debt Securities. [1]

4.7	Form of Deposit Agreement. [1]

4.8	Form of Warrant. [1]

4.9	Form of Warrant Agreement. [1]

4.10	Form of Stock Purchase Contract. [1]

5	Opinion of Foley & Lardner LLP (including consent of counsel).

12	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5).

24	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 for the Senior Indenture.

25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 for the Subordinated Indenture. [2]

1	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

2	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.